                                                                  EXHIBIT 1O.2.5

                             COINSURANCE AGREEMENT

     THIS COINSURANCE AGREEMENT, made and entered into as of the 1st day of October, 1990, by and between MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("Ceding Insurer"), a Massachusetts corporation, with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111, and FIRST FINANCIAL LIFE INSURANCE COMPANY ("Reinsurer"), an Arizona corporation, with principal offices located at Phoenix, Arizona, and with administrative offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111.

                              W-I-T-N-E-S-S-E-T-H

     WHEREAS, Ceding Insurer, Reinsurer, WABASH LIFE INSURANCE COMPANY, a Kentucky corporation and an affiliate of Ceding Insurer, and FIRST FINANCIAL MARKETING SERVICES ("Marketing Company"), a Florida corporation and an affiliate of Reinsurer, entered into a Marketing Agreement (herein so-called) effective February 23, 1989;

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions. Except as otherwise indicated herein, all terms used in
          -----------
the Marketing Agreement shall have the same meaning in this Coinsurance Agreement. In addition, the following terms shall mean:

     1.1 "Abatement " means the termination of the provisions of this Coinsurance Agreement relating to the cession of additional Insurance Business Produced, but excludes the termination of the remaining provisions of the Coinsurance Agreement.

     1.2 "Accounting Period" means each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year.

     1.3 "Beginning Calendar Year" means the period commencing with the effective date of this Coinsurance Agreement and ending December 31,1990.

     1.4 "Calculation Period" means the Beginning Calendar Year, the Ending Calendar Year and each Calendar Year occurring in between them.

     1.5 "Calendar Year" means each twelve month period beginning January 1st and ending December 31st.

     1.6 "Ending Calendar Year" means the period commencing on January 1st of the year in which this Coinsurance Agreement is Abated and ending on the date of Abatement.

     1.7 "First Year Paid Life Insurance Premiums" means the life insurance premiums received by the Ceding Insurer on the Policies reinsured hereunder during the first year each of such Policies is in effect, exclusive of (i) lump sum cash deposits in excess of published premium rates and (ii) premiums for flexible premium life insurance contracts in excess of control premiums.

     1.8 "Gross Premium" means all of the paid premiums received by Ceding Insurer on the Policies reinsured hereunder including (i) lump sum cash deposits in excess of published premium rates and (ii) premiums for flexible premium life insurance contracts in excess of control premiums.

     1.9 "Quota Share" means for any given Calculation Period, a fifty percent (50%) undivided interest in the Insurance Business Produced.

     1.10 "Reserve Liability" means the actuarial reserves relating to the Policies reinsured hereunder as reported in Exhibit 8 of Ceding Insurer's Annual Statement prepared on forms prescribed by the National Association of

Insurance Commissioners ("NAIC Statement"). Such reserves shall be determined on the same basis as that used by the Ceding Insurer in computing its Reserve Liability.

     1.11 "Termination" means the termination of all of the provisions of this Coinsurance Agreement and includes the recapture by Ceding Insurer of all Policies previously reinsured hereunder.

     2    Reinsurance. The Ceding Insurer hereby agrees to cede and Reinsurer
          -----------
agrees to assume and reinsure from Ceding Insurer, on a coinsurance basis, Reinsurer's Quota Share of the life insurance policies listed in Appendix "1", which is attached hereto and incorporated herein (hereinafter referred to as "Policies"); all of which were previously issued or assumed by Ceding Insurer, and which are in force as of the Effective Date hereof (as hereinafter defined).

     2.1 This Coinsurance Agreement is an indemnity reinsurance agreement solely between the Ceding Insurer and the Reinsurer and, except as otherwise provided herein, the performance of the obligations of each party hereunder shall be rendered solely to the other party. Except as otherwise provided herein, no person other than Ceding Insurer and Reinsurer shall have any rights under this Coinsurance Agreement and the Ceding Insurer shall be and remain solely liable to any insured, policyowner, or beneficiary under the Policies reinsured hereunder.

     2.2 Reinsurer shall, except for Policy Issue Expenses and Policy Maintenance Expenses and Premium Taxes, share with the Ceding Insurer, on the basis of Reinsurer's Quota Share, in all transactions relating to the Policies reinsured hereunder, including, without limitation:

          (a)  All premium transactions effected.

          (b) All Commissions, fees and bonuses paid to or for the benefit of the General Agents.

          (c)  All policy benefits paid.

          (d)  All policyholder dividends paid.

          (e)  All nonforfeiture benefits paid.

     2.3 Except as provided herein, the liability of Reinsurer with respect to the Policies reinsured hereunder shall begin and end simultaneously with the liability of the Ceding Insurer.

     2.4 Reinsurer's Quota Shore of reinsurance hereunder shall be maintained in force as to the Policies reinsured hereunder without reduction so long as the amount of insurance for which the Ceding Insurer is obligated under such Policies remains in force without reduction.

     3.   Consideration and Reserves. Coding Insurer and Reinsurer agree as
          --------------------------
follows:

     3.1 Reinsurer agrees to pay to Ceding Insurer a ceding commission of $2,984 cash.

     3.2 Reinsurer agrees to assume and fund its Percentage Share of the Reserve Liability on the Policies. Reinsurer's Percentage Share of the Reserve Liability on the Policies as of the Effective Date was $18,148. Ceding Insurer may inspect the books of Reinsurer at any reasonable time to ascertain that such Reserve Liability is so maintained.

     3.3 Ceding Insurer agrees to promptly assign, convey and transfer to the Reinsurer assets deemed to be admitted assets and which qualify as reserve assets within the meaning of the Massachusetts and Arizona Insurance Codes ("Admitted Assets") that have a value as determined in accordance with such Insurance Codes ("Admitted Asset Value") of $18,148, which Admitted Assets shall include Reinsurer's Percentage Share of the net due and deferred premiums on the Policies which, as of the Effective Date, was $0.

     4.   Expenses. Except as otherwise provided herein, Ceding Insurer shall
          --------
bear all expenses relating to the issuance and maintenance of the Policies reinsured hereunder.

     4.1 For purposes of this Coinsurance Agreement, Policy Issue Expenses (herein so-called) for each new Policy reinsured hereunder and Policy Maintenance Expenses (herein so-called) for each Policy reinsured hereunder are detailed in Schedule A (attached). Reinsurer shall reimburse the Ceding Insurer for Policy Issue Expenses and Policy Maintenance Expenses in an amount equal to Reinsurer's Quota Share of the Policies reinsured hereunder, expressed as a percentage of the Policy Issue Expenses and the Policy Maintenance Expenses.

     4.2 Service Fees shall be paid by the Reinsurer as detailed in Exhibit C of the Marketing Agreement, effective February 23, 1989, (the Administrative Services Agreement) for the duration the business described herein remains in force.

     4.3 Premium taxes shall be calculated as two percent (2%) of Collected Quota Share Premium.

     5.   Payments By Ceding Insurer. Within 60 days after the end of each
          --------------------------
Accounting Period, Ceding Insurer shall deliver to Reinsurer an accounting with respect to all Policies reinsured hereunder and Ceding Insurer shall pay to Reinsurer the sum of:

          (a) Reinsurer's Quota Share of Gross Premiums for such Accounting Period.

          (b) Reinsurer's Quota Share of Policy loan interest for such Accounting Period.

     5.1 All sums due Reinsurer shall be offset, to the extent applicable, against all sums due Ceding Insurer under Paragraph 6 below.

     6.   Payments By Reinsurer. Within 60 days after the end of each Accounting
          ---------------------
Period, Reinsurer shall pay to Ceding Insurer the sum of:

          (a) Reinsurer's Quota Share of all disbursements made by Ceding Insurer with respect to the Policies for such Accounting Period (other than disbursements relating to Policy Issue Expenses and Policy Maintenance Expenses and Premium Taxes) including, without limitation, all death benefits, nonforfeiture benefits, matured endowments, disability waiver of premium benefits, policyholder dividends, policy loans, commissions and bonuses and Reinsurer agrees that it will pay all costs and expenses incurred by it or on its behalf in connection with the retrocession of any liability on the Policies reinsured hereunder.

          (b) Reinsurer's Quota Share of all Policy Issue Expenses, Policy Maintenance Expenses, Premium Taxes and Service Fees for such Accounting Period.

     6.1 All sums due Reinsurer shall be offset, to the extent applicable, against all sums due Reinsurer under Paragraph 5 above.

     7.   Reinsurance Accounting and Reporting
          ------------------------------------

     7.1 Ceding Insurer shall administer the Policies and perform all accounting. Accounting shall be on a bulk basis at the end of each Accounting Period.

     7.2 Ceding Insurer shall provide Reinsurer with all information, if any, used in preparing Ceding Insurer's Federal Income Tax Return (Form 1120L) which is necessary for Reinsurer to complete its return with respect to the reinsurance hereunder on a timely basis.

     8.   Retrocession. Reinsurer agrees that its retrocession of any liability
          ------------
on the Policies reinsured hereunder will not relieve Reinsurer from any liability assumed hereunder by Reinsurer. Reinsurer agrees that it will pay all costs and expenses incurred by it or on its behalf in connection with the retrocession of any liability on the Policies reinsured hereunder.

     9.   Oversight. It is understood and agreed that if failure to comply with
          ---------
any terms of this Coinsurance Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Insurer or Reinsurer, both the Ceding Insurer and Reinsurer shall be restored to the positions they would have been in had no such misunderstanding or oversight occurred.

     10.  Reinstatement. If a Policy reinsured hereunder lapses for nonpayment
          -------------
of premium and is subsequently reinstated by the Ceding Insurer under its regular rules, Reinsurer will automatically reinstate its reinsurance with respect to such Policy. The Ceding Insurer will promptly notify Reinsurer regarding any such reinstatement and will pay to Reinsurer its share of premiums in arrears, with interest at the same rate and in the same manner as received by the Ceding Insurer in connection with the reinstatement.

     11.  Misstatement. If the insured's age or sex was misstated and the amount
          ------------
of insurance in the Ceding Insurer's policies is adjusted, Ceding Insurer and Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct age or sex and amounts according to the proportion as above, and adjusted without interest. If the insured is still alive, the method above will be used for past years. The amount of reinsurance and premium will be adjusted for the future to the amount that would have been correct at issue.

     In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of misstatement of age or sex, which misstatement is established after the death of the insured, the net insurance liability of the Reinsurer shall increase or reduce in the proportion that the net reinsurance liability of the Reinsurer bore to the sum of the net retained liability of the Ceding Insurer immediately prior to the discovery of such missstatement.

     12.   Settlement of Claims.
           --------------------

     12.1 The Ceding Insurer shall give the Reinsurer prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the commencement of any legal proceedings in connection therewith. Copies of all documents bearing on such claim or proceeding shall be furnished to the Reinsurer when requested.

     12.2 The Reinsurer shall accept the good faith decision of the Ceding Insurer in settling any claim or suit and shall pay at the Ceding Insured's, Home Office, the Reinsurer's share of net reinsurance liability upon receiving proper evidence of the Ceding Insurer's having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum. In settlement of reinsurance liability for Waiver of Premium benefits, the Reinsurer shall pay to the Ceding Insurer its proportionate share of the gross premium waived.

     12.3 If the Ceding Insurer should contest or comprise any claim or proceeding, and the amount of net liability thereby be reduced, the Reinsurer's reinsurance liability shall be reduced in the proportion that the net liability of the Reinsurer bore to the sum of the retained net liability of the Ceding Insurer.

     12.4 Reinsurer shall share in the claim expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured hereunder bears to the total net risk retained by the company and the Reinsurer shall share in the total amount of any reduction in liability in the same proportion. Claim expense shall include, but not be limited to the following:

          (a)  Routine investigative and administrative expenses;

          (b) Expenses incurred in conjunction with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the Ceding Insurer admits are payable;

          (c) Expenses, fees, settlements or judgements arising out of, or in conjunction with claims against the Ceding Insurer for punitive or exemplary damages;

          (d) Expenses, fees, settlements, or judgements arising out of, or in conjunction with, claims made against the Ceding Insurer and based on alleged or actual bad faith, failure to exercise good faith or tortious conduct; and

          (e) Penalties, legal fees and interest including those items imposed automatically by statute against the Ceding Insurer and arising out of judgement(s) being rendered against the Ceding Insurer in a suit for policy benefits reinsured hereunder.

     12.5 The Reinsurer shall refund to the Ceding Insurer any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

     12.6 If the Ceding Insurer pays interest from a specific date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this agreement, the Reinsurer shall indemnify the Ceding Insurer for the Reinsurer's share of such interest. Interest paid by the Reinsurer under this paragraph shall be computed at the same rate and commencing as of the same date as that paid by the Ceding Insurer. The computation of interest paid by the Reinsurer under this paragraph shall cease as of the earlier of (a) the date of payment of the Reinsurer's share of reinsurance liability or (b) the date of termination of the period for which the Ceding Insurer has paid such interest.

     13.  Inspection of Records.  Each party shall have the right at any
          ---------------------
reasonable time during normal business hours to inspect, at the office of the other party, all books and documents relating to reinsurance under this Coinsurance Agreement.

     14.  Insolvency.  In the event of the insolvency of the Ceding Insurer, all
          ----------
reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said Ceding Insurer, without diminution because of the insolvency of the Ceding Insurer; provided, however, that any obligations of the Cedings Insurer to Reinsurer shall be offset against the obligations of Reinsurer to Ceding Insurer.

     14.1 In the event of the insolvency of the Ceding Insurer, the liquidator, receiver, or statutory successor of the Ceding Insurer shall give the Reinsurer written notice of the pendency of any claim on a Policy reinsured within a reasonable time, to be not less than thirty days, after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Reinsurer may investigate such claim and in the name of the Ceding Insurer (or its liquidator, receiver, or statutory successor), but at the Reinsurer's own expense, enter an appearance, in the proceeding where such claim is to be adjudicated and enter any defense or defenses which it may deem available to the Ceding Insurer or its liquidator, receiver, or statutory successor.

     14.2 Any expense incurred under this Paragraph 14 by Reinsurer shall be chargeable, subject to court approval, against the Ceding Insurer as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to the Ceding Insurer solely as a result of the defense undertaken by Reinsurer. Where two or more Reinsurers are participating in the same claim and majority in interest elect to interpose a defense or defenses to any such claim, the resulting expense to Reinsurer shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Insurer.

     15.  Abatement.  This Coinsurance Agreement may not be Abated until such
          ---------
time as the Marketing Agreement has been terminated, after which time this Coinsurance Agreement may be Abated:

          (a)  By the mutual consent of the Ceding Insurer and the Reinsurer; or

          (a) By Ceding Insurer upon thirty (30) days' written notice to Reinsurer; or

          (c) By Reinsurer upon thirty (30) days' written notice to Ceding Insurer.

     16.  Termination.  This Coinsurance Agreement may not be terminated until
          -----------
such time as the Marketing Agreement has been terminated, after which time this Coinsurance Agreement may only be terminated:

          (a)  By the mutual consent of the Ceding Insurer and the Reinsurer; or

          (b) By Ceding Insurer in the event of a material breach hereof by Reinsurer and such breach is not cured or eliminated within thirty
          (30) days after receipt of written notice thereof to Reinsurer from Ceding Insurer; or

          (c) By Reinsurer in the event of material breach hereof by Ceding Insurer and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Ceding Insurer from Reinsurer.

     17.  Waiver.  No delay or omission by either party hereto to exercise any
          ------
right or power arising upon any noncompliance or default by the other party with respect to any of the terms of this Coinsurance Agreement shall be construed as a waiver of the right to exercise any such right or power. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreement to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Coinsurance Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     18.  Amendments.  This Coinsurance Agreement may not be amended, nor shall
          ----------
any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

     19.  Approvals, Consents, etc.  In any instance where agreement, approval,
          ------------------------
acceptance or consent of any party is required to any provision of this Coinsurance Agreement, such action shall not be unreasonably delayed or withheld.

     20.  Force Majeure. Ceding Insurer or Reinsurer shall be excused from
          -------------
performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision, said party shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfilment of its obligations hereunder.

     21.  Severability. If any provision of this Coinsurance Agreement is
          ------------
declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not effect the remaining provisions of this Coinsurance Agreement, and all other provisions hereof shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Coinsurance Agreement to be signed and delivered by their respective officers thereunto duly authorized as of the date first hereinabove written.

Attest:                                 MASSACHUSETTS GENERAL LIFE INSURANCE
                                        COMPANY

[SIGNATURE ILLEGIBLE]                   By: [SIGNATURE ILLEGIBLE]
---------------------------------          -------------------------------------
Secretary                                    President

Attest:                                 FIRST FINANCIAL LIFE INSURANCE COMPANY

[SIGNATURE ILLEGIBLE]                   By: [SIGNATURE ILLEGIBLE]
---------------------------------          -------------------------------------
Secretary                                    President

                                  APPENDIX 1

                ISSUE                        ANNUAL        FACE      09/30/90
POLICY NO.      DATE           PLAN         PREMIUM      AMOUNT      RESERVES
---------       ----           ----         -------      ------      --------
10UL064793      Aug-90         19007           240        50,000           0
10Ul064530      Aug-90         19008           300        71,200           4
10UL023683      Sep-87         19R0A           438        50,000       1,253
10UL052043      Sep-89         19R0A         2,400        75,000       6,107
10UL040302      Sep-88         19R02         1,839        60,000       2,652
10UL020277      Sep-87         19R05         1,200        70,000       2,398
10UL046073      Mar-89         19R0A         4,347       100,000      20,236
10UL022071      Sep-87         19R0A           900        50,000       3,645

                TOTAL                       11,664       526,200      36,295

                QUOTA SHARES                 5,832       263,100      18,148

                                                                  EXHIBIT 10.2.5


                                  SCHEDULE A

                              Expense Allowances

                                     Policy Issue Expenses                 Policy Maintenance Expenses
                                ----------------------------------  --------------------------------------------
                                                    Percent of
                                    Per           Annualized or           Annual            Per          Per
  Product        Form No.         Policy         Control Premium        Per Policy *       Lapse        Death
-----------    ------------     ----------     -------------------  ------------------   ---------   -----------
Lifetime II       UNF-86      27.50 + .35/unit         8%             32.50 + 2% of        12.50      25.00 + 2
                                                                    premium in force                   per unit

Lifetime III     BRUNF-86     27.50 + .35/unit         8%             32.50 + 2% of        12.50      25.00 + 2
                                                                    premium in force                   per unit

* Note: For flexible premium policies, the premium in force is defined as current units in force multplied by the control premium per unit at date of issue. The 2% charge is payable to Wabash Life Insurance Company as dictated in Exhibit C -- Administration Services Agreement.